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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus, filed under Rule 462(b) of Medical Staffing Network Holdings, Inc. of our reports dated January 25, 2002 (except for Note 17, as to which the date is April 12, 2002), included in the Registration Statement (Amendment No. 3 to Form S-1 No. 333-82438) and related Prospectus of Medical Staffing Network Holdings, Inc. filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Miami, Florida
April 15, 2002